UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2010

First Commonwealth Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 N. Sixth Street, Indiana, PA		15701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 4, 2010, First Commonwealth Financial Corporation (“First Commonwealth”) entered into an underwriting agreement (the “Agreement”) with Macquarie Capital (USA), Inc. and Stifel, Nicolaus & Company, Incorporated, as representatives for the underwriters (collectively, the “Underwriters”), to issue and sell 16,125,000 shares of First Commonwealth’s common stock, par value $1.00 per share (“Common Stock”), at a public offering price of $4.65 per share in an underwritten public offering (the “Offering”). As part of the Offering, First Commonwealth granted the Underwriters a 30-day option to purchase up to an additional 2,418,750 shares of Common Stock if the Underwriters sell more than 16,125,000 shares of Common Stock. The net proceeds of the Offering, after underwriting discounts and commissions and estimated expenses payable by First Commonwealth, and without exercise of the Underwriters’ option to purchase additional shares, will be approximately $70.7 million.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Pursuant to the Underwriting Agreement, First Commonwealth agreed to a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions. Also pursuant to the Underwriting Agreement, directors, executive officers and certain other officers of First Commonwealth entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The shares of Common Stock were registered under the Securities Act of 1933, as amended, pursuant to an existing shelf registration statement on Form S-3 (Registration No. 333-165848) that became effective on April 12, 2010 (the “Registration Statement”). The offer and sale of the shares are described in First Commonwealth’s prospectus, constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated August 4, 2010.

A copy of the opinion of Matthew C. Tomb, Esq. regarding the legality of the shares of Common Stock being sold in the offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into First Commonwealth’s effective shelf registration statement on Form S-3 (Registration No. 333-165848).

Item 8.01	Other Events

On August 5, 2010, First Commonwealth issued a press release announcing that it had priced its underwritten public offering of 16,125,000 shares of its common stock at a price to the public of $4.65 per share. A copy of the press release relating to that announcement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

1.1	Underwriting Agreement, dated August 4, 2010

5.1	Opinion of Matthew C. Tomb, Esq. regarding the legality of the Common Stock

99.1	Press Release, dated August 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2010	FIRST COMMONWEALTH FINANCIAL CORPORATION
(Registrant)

	By:	/S/ ROBERT E. ROUT
Robert E. Rout
Executive Vice President and Chief Financial Officer